UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):                         June 20, 2017

Coach, Inc.
(Exact name of registrant as specified in its charter)
Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
    10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850
 (Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced in a Current Report on Form 8-K filed on April 6, 2017 with the U.S. Securities and Exchange Commission (the "SEC"), Andre Cohen, the President, North America and Global Marketing of Coach, Inc. (the "Company"), notified the Company on April 3, 2017 that he would be resigning.  Mr. Cohen's last day with the Company will be July 1, 2017, the last day of the Company's fiscal year ("fiscal year 2017").
On June 20, 2017, the Human Resources Committee of the Coach Board of Directors (the "Committee") determined that Mr. Cohen will receive his earned bonus for fiscal year 2017, based on the actual achievement of the performance criteria established by the Committee, on the date that the Company pays bonuses for fiscal year 2017 to other employees of the Company, subject to Mr. Cohen abiding by the terms, conditions and post-employment restrictions of his employment letter with the Company.  In addition, the Committee has determined that the equity awards granted to Mr. Cohen on August 14, 2014, the terms of which are disclosed in the Company's Proxy Statement filed with the Securities and Exchange Commission on September 25, 2015, under "Compensation Discussion and Analysis-Fiscal Year 2015 Compensation-Long Term Incentives," will remain outstanding following Mr. Cohen's last day with the Company and become eligible to pro-rata vest through his last day of employment on August 14, 2017, in accordance with the terms and conditions of the award agreements, including the achievement of any performance conditions for performance restricted stock units.  Mr. Cohen will have 90 days following the vesting date to exercise any outstanding options from these awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 23, 2017
COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer and Secretary